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                                  Exhibit 10.19

                                 PROMISSORY NOTE


$100,000.00                                            Dated: February 7, 1996


                  FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to the order of Century Funding, Inc. ("Lender"), at 524 Longacre Avenue, Woodmere, NY 11598, upon the occurrence of the event set forth below, the principal sum of ONE HUNDRED
THOUSAND ($100,000.00) DOLLARS AND 00/100. Interest shall accrue from the date hereof at the rate of twelve percent per annum (or at the highest rate permitted by law, if lower) on the unpaid principal balance from time to time outstanding.

                  Payment of the principal of, and interest on, this Note shall be made at such time and only at such time that Maker completes a public offering of its common stock, and only out of the net proceeds of such public offering. In the event that no such public offering occurs, there is no obligation to pay the principal and interest under this Note. Payment shall be payable at the aforesaid address in the lawful money of the United States of America, or at such other place as the holder of this Note shall have designated to the Maker in writing.

                  Maker and endorsers severally waive presentment, protest, demand, and notice of protest, of demand and of dishonor and of nonpayment of this Note and expressly agree that this Note, or any payment hereunder, may be extended from time to time by Lender without in any way affecting the liability of Maker and endorsers hereof.

                  This Note will in all respects be governed by and construed in accordance with the New York Uniform Commercial Code.

                  This Note and its provisions shall inure to the benefit of and be binding upon, the respective heirs, successors and assigns of the Maker and the Lender.


                                               ROYAL CANADIAN FOODS CORP.


                                               By:
                                                  ---------------------------
                                                  Sheldon Golumbia, President